Exhibit 99.1

Treace Medical Concepts Reports First Quarter 2024 Financial Results

PONTE VEDRA, Fla. – May 7, 2024 – Treace Medical Concepts, Inc. ("Treace" or the "Company") (NasdaqGS: TMCI), a medical technology company driving a fundamental shift in the surgical treatment of bunions and related midfoot deformities through its flagship Lapiplasty® and Adductoplasty® Procedures, today reported financial results for the first quarter ended March 31, 2024.

Recent Highlights

•
Revenue of $51.1 million in first quarter 2024 increased 21% over same period in 2023
•
Gross margin of 80.2% in first quarter 2024
•
First quarter 2024 net loss attributable to common stockholders was ($18.7) million compared to ($13.5) million for same period in 2023
•
Adjusted EBITDA loss improved to ($8.3) million in first quarter 2024 compared to loss of ($10.0) million for same period in 2023
•
Achieved full commercial availability of Micro-Lapiplasty™, SpeedPlate™ and Hammertoe technologies in first quarter 2024
•
Celebrated 100,000+ Lapiplasty® 3D Bunion Correction® patient milestone and first-ever National Bunion Day, launched new "Future You" patient education and awareness campaign, and named First Medical Device Partner and Official Foot and Ankle Solution Partner for Professional Pickleball Association Tour
•
Patent portfolio expands to 63 granted U.S. patents, with an additional 20 granted patents worldwide and 83 pending U.S. patent applications
•
Revises guidance range for full-year 2024, expecting revenues of $201 million to $211 million from $220 million to $225 million

John T. Treace, CEO and Founder of Treace, said, "Our first quarter revenue growth rate of 21% represents a strong start to 2024. Revenue performance in the quarter was driven by increased procedure kit volume from our expanding base of surgeons as well as increased adoption of our newer technologies, all supported by our dedicated, direct sales team. In addition to strong revenue growth, we made encouraging progress on Adjusted EBITDA with the first quarter loss improving 18% over the prior year."

Mr. Treace continued, "Despite our strong start to the year, we have revised our guidance for fiscal 2024 to reflect a quickly evolving market environment with increased use of MIS Osteotomy solutions and more competition from knockoffs of our Lapiplasty® products. We plan to introduce two innovative 3D MIS Osteotomy solutions later this year that we believe will establish Treace as the leading comprehensive bunion solution provider. We are also taking decisive action to mitigate the impact of these competitive headwinds by rightsizing our P&L and reducing costs. I am confident in our ability to effectively navigate this new operating environment as we continue to work to capture the opportunities ahead, innovate for our surgeon customer base and deliver long-term value for our shareholders."

First Quarter 2024 Financial Results

Revenue for the first quarter of 2024 was $51.1 million, representing an increase of 21% compared to $42.2 million in the first quarter of 2023. The increase was driven by higher volume of procedure kits sold as a result of an expanded surgeon customer base and a product mix shift that resulted from increased adoption of newer technologies and increased sales of complementary products used in bunion and related midfoot procedures.

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Gross profit for the first quarter of 2024 was $41.0 million, representing an increase of 20% compared to a gross profit of $34.2 million in the first quarter of 2023. Gross margin totaled 80.2% in the first quarter of 2024, compared to 80.9% in the first quarter of 2023, primarily due to a shift in product mix to newer products, partially offset by lower royalty rates.

Total operating expenses were $59.9 million in the first quarter of 2024, compared to total operating expenses of $47.9 million in the first quarter of 2023. Increased operating expenses in the first quarter of 2024, including share-based compensation expense, reflect strategic investments in the Company’s expanding direct sales channel, investments in product innovation, and support for other corporate initiatives.

First quarter 2024 net loss attributable to common stockholders was ($18.7) million, or ($0.30) per share, compared to ($13.5) million, or ($0.23) per share, for the same period in 2023. Adjusted EBITDA loss was ($8.3) million in the first quarter of 2024 compared to a loss of ($10.0) million for the same period in 2023. See below for additional information and a reconciliation of non-GAAP financial information.

Cash, cash equivalents, marketable securities and investment receivable totaled $112.1 million as of March 31, 2024. The Company believes it has sufficient balance sheet strength and flexibility to continue effectively executing on its strategic investments and growth initiatives for the foreseeable future.

Financial Outlook

The Company now expects full-year 2024 revenue of $201 million to $211 million, representing growth of 7% to 13%, compared to full-year 2023. This compares to previous guidance of $220 million to $225 million.

The Company continues to expect to make significant improvement in Adjusted EBITDA for full-year 2024 and anticipates Adjusted EBITDA to improve approximately 50% compared to full-year 2023.*

* A reconciliation of adjusted EBITDA to GAAP net loss on a forward-looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from this non-GAAP measure.

An investor presentation for the Company’s first quarter 2024 financial results is available in the "Investors" section of Treace's website at investors.treace.com.

Webcast and Conference Call Details

Treace will host a conference call today, May 7, 2024, at 4:30 p.m. ET to discuss its first quarter 2024 financial results. Investors interested in listening to the conference call may do so by registering. Once registered, participants will receive dial-in numbers and a unique pin to join the call and ask questions. The live webcast of the conference call will be available on the Investor Relations section of the Company’s website at investors.treace.com. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents Adjusted EBITDA, which the Company defines as net loss before depreciation and amortization expense, interest income, interest expense, taxes, share-based compensation expense, acquisition-related costs and debt extinguishment loss. Non-GAAP financial measures such as Adjusted EBITDA are presented in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management uses non-GAAP financial measures to evaluate the Company’s operating performance and trends, as well as for making planning decisions. The Company believes that Adjusted EBITDA helps to identify underlying trends in the Company’s business that may otherwise be masked by the effect of the income and expenses and other items that it excludes in its calculation of Adjusted EBITDA. Accordingly, the Company believes this non-GAAP financial measure provides useful information to

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investors and others in understanding and evaluating the Company’s operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by the Company’s management in their financial and operational decision-making. The Company also presents this non-GAAP financial measure because it believes investors, analysts and rating agencies consider it to be a useful metric in measuring the Company’s performance against other companies and its ability to meet its debt service obligations.

There are limitations related to the use of non-GAAP financial measures such as Adjusted EBITDA because they are not prepared in accordance with GAAP, may exclude significant income and expenses required by GAAP to be recognized in the Company’s financial statements, and may not be comparable to non-GAAP financial measures used by other companies. The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation between GAAP and non-GAAP results is presented below.

Forward-Looking Statements

This press release and statements made during our earnings call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, the Company’s: revised revenue guidance and estimated revenue growth rates for full-year 2024; estimated quarterly revenue growth rates; ability to effectively respond to and mitigate the impact of challenges in the current market environment, including in response to increased competition and accelerating adoption of MIS osteotomy solutions; ability to effectively reduce costs and right size the Company’s P&L; anticipated future product launches and the timing of such product launches, including our planned 3D MIS osteotomy platforms; our ability to protect and enforce our intellectual property rights; our success in defending against infringement of our intellectual property by third parties, including our competitors; expected seasonality; anticipated pace of growth in the foot and ankle market; sufficient balance sheet strength and flexibility to continue effectively executing on its strategic investments and growth initiatives for the foreseeable future; and expectation of progress in Adjusted EBITDA for full-year 2024 and expected rate of Adjusted EBITDA improvement. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release can be found in the Risk Factors section of Treace’s public filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 27, 2024, and its subsequent SEC filings. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the Company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise. The Company’s results for the quarter ended March 31, 2024 are not necessarily indicative of its operating results for any future periods.

Internet Posting of Information

Treace routinely posts information that may be important to investors in the "Investor Relations" section of its website at www.treace.com. The Company encourages investors and potential investors to consult the Treace website regularly for important information about Treace.

About Treace Medical Concepts

Treace Medical Concepts, Inc. is a medical technology company with the goal of advancing the standard of care for the surgical management of bunion and related midfoot deformities. Bunions are complex 3-dimensional deformities that originate from an unstable joint in the middle of the foot and affect approximately 67 million Americans, of which Treace estimates 1.1 million are annual surgical candidates.

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Treace has pioneered and patented the Lapiplasty® 3D Bunion Correction® System – a combination of instruments, implants, and surgical methods designed to surgically correct all three planes of the bunion deformity and secure the unstable joint, addressing the root cause of the bunion and helping patients get back to their active lifestyles. To further support the needs of bunion patients, Treace has introduced its Adductoplasty® Midfoot Correction System, designed for reproducible surgical correction of the midfoot as well as its Hammertoe PEEK Fixation System designed to address hammertoe, claw toe and mallet toe deformities. The Company continues to expand its footprint in the foot and ankle market with the introduction of its SpeedPlate™ Rapid Compression Implants, an innovative fixation platform with broad versatility across Lapiplasty® and Adductoplasty® procedures, as well as other common bone fusion procedures of the foot. For more information, please visit www.treace.com.

To learn more about Treace, connect with us on LinkedIn, Twitter, Facebook and Instagram.

Contacts:

Treace Medical Concepts, Inc.

Julie Dewey, IRC

Chief Communications & Investor Relations Officer

jddewey@treace.com | 209-613-6945

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Treace Medical Concepts, Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$51,108	$42,195
Cost of goods sold	10,127	8,039
Gross profit	40,981	34,156
Operating expenses
Sales and marketing	40,328	33,655
Research and development	5,259	3,412
General and administrative	14,362	10,865
Total operating expenses	59,949	47,932
Loss from operations	(18,968)	(13,776)
Interest income	1,535	1,479
Interest expense	(1,317)	(1,285)
Other income, net	74	128
Other non-operating income (expense), net	292	322
Net loss	$(18,676)	$(13,454)

Other comprehensive income (loss)
Unrealized gain (loss) on marketable securities	$(94)	$(29)
Comprehensive loss	$(18,770)	$(13,483)

Net loss per share attributable to common stockholders, basic and diluted	$(0.30)	$(0.23)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	61,792,788	58,723,760

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Treace Medical Concepts, Inc.

Balance Sheets

(in thousands, except share and per share amounts)

(unaudited)

	March 31,	December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$9,334	$12,982
Marketable securities, short-term	100,672	110,216
Accounts receivable, net of allowance for doubtful accounts of $1,076 and $980 as of March 31, 2024 and December 31, 2023, respectively	30,083	38,063
Inventories	35,860	29,245
Prepaid expenses and other current assets	11,448	7,853
Total current assets	187,397	198,359
Property and equipment, net	24,517	22,298
Intangible assets, net of accumulated amortization of $713 and $475 as of March 31, 2024 and December 31, 2023, respectively	8,787	9,025
Goodwill	12,815	12,815
Operating lease right-of-use assets	9,064	9,264
Other non-current assets	146	146
Total assets	$242,726	$251,907
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$21,149	$11,835
Accrued liabilities	15,155	10,458
Accrued commissions	5,527	10,759
Accrued compensation	4,196	7,549
Other liabilities	1,022	4,432
Total current liabilities	47,049	45,033
Long-term debt, net of discount of $917 and $992 as of March 31, 2024 and December 31, 2023, respectively	53,083	53,008
Operating lease liabilities, net of current portion	16,166	15,891
Other long-term liabilities	37	37
Total liabilities	116,335	113,969
Commitments and contingencies (Note 7)
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized as of March 31, 2024 and December 31, 2023; 0 shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value, 300,000,000 shares authorized; 61,948,776 and 61,749,654 issued, and 61,929,172 and 61,749,654 outstanding as of March 31, 2024 and December 31, 2023, respectively	62	62
Additional paid-in capital	279,433	271,973
Accumulated deficit	(152,923)	(134,247)
Accumulated other comprehensive (loss) income	69	163
Treasury stock, at cost; 19,604 and 1,218 shares as of March 31, 2024 and December 31, 2023, respectively	(250)	(13)
Total stockholders’ equity	126,391	137,938
Total liabilities and stockholders’ equity	$242,726	$251,907

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Treace Medical Concepts, Inc.

Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net loss	$(18,676)	$(13,454)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization expense	1,909	924
Provision for allowance for doubtful accounts	159	38
Share-based compensation expense	7,408	2,692
Non-cash lease expense	592	626
Amortization of debt issuance costs	75	74
Recovery of loss reserve for surgical instruments	—	(23)
Accretion (amortization) of discount (premium) on marketable securities, net	(335)	(297)
Other, net	90	—
Net changes in operating assets and liabilities, net of acquisitions
Accounts receivable	7,821	3,793
Inventory	(6,615)	(3,189)
Prepaid expenses and other assets	(1,495)	(963)
Other non-current assets	—	(69)
Payable to broker for unsettled marketable security purchases	—	710
Operating lease liabilities	(657)	(478)
Accounts payable	9,314	(3,592)
Accrued liabilities	(6,918)	(4,076)
Other, net	107	25
Net cash used in operating activities	(7,221)	(17,259)

Cash flows from investing activities
Purchases of available-for-sale marketable securities	(28,711)	(99,550)
Sales and maturities of available-for-sale marketable securities	36,396	20,548
Purchases of property and equipment	(3,927)	(1,478)
Net cash provided by (used in) investing activities	3,758	(80,480)

Cash flows from financing activities
Proceeds from issuance of common stock from public offering, net of issuance costs and underwriting discount of $7.5 million and $10.6 million	—	107,527
Proceeds from exercise of employee stock options	52	352
Taxes from withheld shares	(237)	—
Net cash provided by (used in) financing activities	(185)	107,879
Net increase (decrease) in cash and cash equivalents	(3,648)	10,140
Cash and cash equivalents at beginning of period	12,982	19,473
Cash and cash equivalents at end of period	$9,334	$29,613

Supplemental disclosure of cash flow information
Cash paid for interest	$1,317	$1,285
Operating lease right-of-use asset and lease liability adjustment due to lease incentive	$—	$(35)
Noncash investing activities
Unrealized (gains) losses, net on marketable securities	$94	$29
Unsettled matured marketable security and receivable from broker	$2,100	$—

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Treace Medical Concepts, Inc.

Reconciliation of GAAP Net Loss to EBITDA & Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2024	2023
Net loss	$(18,676)	$(13,454)
Adjustments:
Interest income	(1,535)	(1,479)
Interest expense	1,317	1,285
Taxes	—	—
Depreciation & Amortization	1,909	924
EBITDA	$(16,985)	$(12,724)
Share-based compensation expense	7,408	2,692
Acquisition-related costs	1,317	—
Adjusted EBITDA	$(8,260)	$(10,032)

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